UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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American Bank Note Holographics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN BANK NOTE HOLOGRAPHICS, INC.
2 Applegate Drive
Robbinsville, New Jersey 08691

July 24, 2006

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, August 22, 2006 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540.

At the meeting you will be asked to elect five directors to our Board of Directors and to ratify our appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. In addition, we will be pleased to report on the affairs of American Bank Note Holographics, Inc. and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to personally greeting those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Thank you for your cooperation.

Very truly yours,

Kenneth H. Traub
President and Chief Executive Officer

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Robbinsville, New Jersey
July 24, 2006

Notice is hereby given that the annual meeting of stockholders of American Bank Note Holographics, Inc. will be held at 10:00 a.m. on Tuesday, August 22, 2006 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 for the following purposes:

(1)         To elect a Board of Directors;

(2)         To ratify our selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3)         To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Our only outstanding voting securities are shares of common stock, of which 18,905,580 shares were outstanding at the close of business on July 18, 2006. Stockholders of record at the close of business on July 18, 2006 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at 2 Applegate Drive, Robbinsville, New Jersey 08691.

You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

Mark J. Bonney
Secretary

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
2 Applegate Drive
Robbinsville, New Jersey 08691

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of American Bank Note Holographics, Inc. (the “Company”) to be held at 10:00 a.m. on Tuesday, August 22, 2006 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 and at any postponements or adjournments thereof. We are mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card, starting on or about July 24, 2006.

ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, stockholders are being asked to act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of four directors and to ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. In addition, our management will report on our performance during fiscal 2005 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matter that will come before the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, July 18, 2006, are entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares held on that date at the meeting, or any adjournment thereof.

What are the voting rights of our stockholders?

On July 18, 2006, there were 18,905,580 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each of the matters presented at the annual meeting or adjournments thereof.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 18,905,580 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 9,452,791 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the matter is one as to which the broker or nominee is not permitted to exercise discretionary voting authority.

How do I vote?

You may vote in person at the meeting or by using the enclosed proxy card. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting. If you are a “street name” stockholder and wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

How do proxies work?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of our board of director candidates. You may also vote for or against the ratification of our selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm.

Can I change my vote after I return my proxy card?

Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

Our Board of Directors does not have a nominating committee or committee performing a similar function and does not have a formal written charter addressing the nominations process. Our Board of Directors believes it is appropriate not to have a nominating committee because all of its directors participate in the identification and evaluation of director nominee candidates. Typically, a director nominee candidate will be identified by one of the directors and then presented to the rest of the board for its evaluation and consideration. As permitted by Securities Exchange Commission rules, such director nominee candidates are recommended for the Board of Directors’ selection by a majority of the independent directors on the Board of Directors, applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Our Board of Directors will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to our Board of Directors and the Company. Director nominees should have high-leadership business experience, knowledge about issues affecting our business and the ability and willingness to apply sound and independent business judgment.

Our Board of Directors will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Board of Directors will use the same selection criteria that the Board of Directors uses to evaluate other potential director candidates. Any stockholder wishing to recommend director candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company at 2 Applegate Drive, Robbinsville, New Jersey 08691, giving the recommended candidate’s name, biographical data and qualifications.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws.

What are the Board of Directors’ recommendations?

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. If any other matters are properly presented for consideration at the meeting, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent on those matters as recommended by the Board of Directors. If the board does not make a recommendation, then they will vote in accordance with their best judgment. In summary, the Board of Directors recommends a vote:

•       For the election of the nominated directors; and

•       For the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm.

What vote is required to approve each item?

Election of Directors.   The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum present.

Other Items.   For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, any abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who is soliciting these proxies?

Our Board of Directors is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the notice of meeting. We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. Although we have no present plans to hire paid solicitors to assist us in obtaining proxies, we may do so if we determine it will be helpful in obtaining stockholder approval of the matters to be voted upon at the meeting. We will pay all the fees and expenses of any firm engaged by us.

Stockholders are urged to complete, sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Who are the largest owners of our common stock?

As of June 30, 2006 and except as set forth below, we do not know of any single person or group that is the beneficial owner of more than 5% of our common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percentage of common stock(1)
Crane & Co., Inc. 30 South Street Dalton, MA 01226	3,387,720	17.9%
Libra Advisors, LLC Libra Associates, LLC Libra Fund, L.P. Ranjan Tandon 909 Third Avenue New York, NY 10022(2)	2,156,000	11.4%
Levy, Harkins & Co., Inc. The Gracy Fund, L.P. Edwin A. Levy Michael J. Harkins James Lebenthal 570 Lexington Avenue New York, NY 10022(3)	1,920,331	10.2%

       (1) Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At June 30, 2006, we had 18,905,580 shares of our common stock outstanding.

       (2) The information provided is based solely on a Schedule 13G, as amended, filed with the SEC on February 14, 2006. Libra Advisors, LLC, the general partner of Libra Fund, LP owns 1,817,516 shares of common stock. Libra Advisors, LLC is also the investment adviser of an offshore fund that owns 338,484 shares of our common stock. Libra Advisors, LLC has the power to vote and to direct the voting of and the power to dispose and direct the disposition of these 2,156,000 shares. Ranjan Tandon is the sole voting member and manager of Libra Advisors, LLC and may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 2,156,000 shares of common stock beneficially owned by Libra Advisors, LLC.

       (3) The information provided is based solely on a Schedule 13D, filed with the SEC on May 5, 2006. Levy, Harkins & Co., Inc. (“LHC”) may be deemed the beneficial owner of (i) 1,502,531 shares of common stock held in individual accounts of investment advisory clients of LHC and (ii) 417,800 shares of common stock owned by The Gracy Fund, L.P. (“The Gracy Fund”), Edwin A. Levy (“Levy”), Michael J Harkins (“Harkin”) and James Lebenthal (“Lebenthal”). The Gracy Fund, a private investment company, is the beneficial owner of 294,500 shares of common stock. Levy, Harkins and Lebenthal are the sole general partners of The Gracy Fund and have shared power to vote or direct the vote of, and dispose or to direct the disposition of the 1,920,331 shares beneficially owned or deemed beneficially owned by LHC and The Gracy Fund. Levy, individually is the beneficial owner of 117,100 of common stock. Lebenthal, individually is the beneficial owner of 6,200 shares of common stock.

How much common stock do our directors, director nominee and executive officers own?

Name	Aggregate number of shares beneficially owned(1)	Percentage of common stock(2)
Kenneth H. Traub(3)	999,172	5.0%
Salvatore F. D’Amato(4)	387,000	2.0%
Mark J. Bonney(5)	90,004	*
Fred J. Levin(6)	101,085	*
Jordan S. Davis(7)	25,000	*
Richard L. Robbins(8)	—	—
Alan Goldstein(9)	228,000	1.2
All directors and executive officers as a group (5 persons)(10)	1,602,261	7.8%

                 * Represents less than 1% of our outstanding common stock

       (1) Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At June 30, 2006, we had 18,905,580 shares of our common stock outstanding. Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006 are deemed outstanding for computing the percentage beneficially owned by the person holding such options.

       (2) Based on the number of shares outstanding at June 30, 2006.

       (3) Includes 954,172 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006. Includes 45,000 shares of restricted stock that fully vest on January 26, 2009.

       (4) Includes 380,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006.

       (5) Includes 55,004 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006. Includes 15,000 shares of restricted stock 5,000 of which fully vest on November 15, 2008 and the balance of which fully vest on January 26, 2009.

       (6) Includes 27,499 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006.

       (7) Includes 5,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006.

       (8) Nominee for election as director, but not currently a director.

       (9) Consists of 228,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006. Effective June 9, 2005, Mr. Goldstein resigned from his executive officer position as Chief Financial Officer and Secretary. Effective March 31, 2006 Mr. Goldstein resigned from all positions with the Company.

(10) Includes 1,421,675 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2006. Does not include options to purchase 228,000 shares of common stock which are currently exercisable or exercisable within 60 days of June 30, 2006 held by Mr. Goldstein, our former Chief Financial Officer and Secretary.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors Standing for Election

At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Four of the nominees listed below are currently serving as our directors and have been nominated for re-election by a majority of our independent directors. Richard L. Robbins was also nominated for election by a majority of our independent directors. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as the Board of Directors may recommend. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

The directors standing for re-election are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Kenneth H. Traub	45	1999

Kenneth H. Traub has served as our President and Chief Executive Officer since March 2000 and as a director since April 1999. From February 1999 through March 2000, Mr. Traub served as our President and Chief Operating Officer, and from January 1999 to February 1999 he served as our consultant. Previously, Mr. Traub co-founded Voxware, Inc., a developer of digital speech processing technologies, and served on its Board of Directors from February 1995 to January 1998. Mr. Traub holds an M.B.A. from the Harvard Graduate School of Business Administration and a B.A. from Emory University.

Salvatore F. D’Amato	77	1999

Salvatore F. D’Amato has served as our Chairman of the Board of Directors since April 1999 and as a director since March 1999. He was also our Chairman of the Board of Directors and President from 1983 to 1990 and was a consultant for us from time to time between 1990 and April 1999. Mr. D’Amato was President and a director of American Banknote Corporation, our former parent corporation, from 1977 to 1983. Mr. D’Amato holds a Masters degree in Engineering from Columbia University.

Jordan S. Davis	44	2005

Mr. Davis has served as a director since May 2005. Mr. Davis has been a Managing Partner of Radius Ventures, a venture capital firm since 1996. Mr. Davis also serves on the boards of directors of Health Language, Inc., Heartscape Technologies, Inc., Impliant, Inc. and Zettacore, Inc., each portfolio companies of Radius Ventures. Mr. Davis earned an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University in 1986 and a B.A. in Economics from The State University of New York at Binghamton in 1983.

Fred J. Levin	43	2000

Fred J. Levin has served as a director since February 2000. Mr. Levin has been the President and Chief Executive Officer of LGI Network LLC, a market research and information service company, since February 2002. Previously Mr. Levin was the President of the Concord Watch Division of Movado Group, Inc., a manufacturer and marketer of watches, from March 1998 to January 2002. Mr. Levin also served with Movado Group, Inc. as Senior Vice President, International from April 1995 to February 1998. Mr. Levin holds a B.S. in Industrial Engineering from Northwestern University and an M.B.A. from the Harvard Graduate School of Business Administration.

Richard L. Robbins	65	—

Richard L. Robbins served from October 2003 through January 2004 as Senior Vice President, Financial Reporting of Footstar, Inc., a nationwide retailer of footwear. He was Senior Vice President Financial Reporting and Control and Principal Financial Officer of Footstar, Inc. from January 2004 until March 2006. Footstar, Inc. filed for bankruptcy protection in March 2004 and emerged from bankruptcy in February 2006. From July 2002 to October 2003, Mr. Robbins was a partner in Robbins Consulting LLP, a financial, strategic and management consulting firm. From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP. Mr. Robbins is currently a member of the board of directors of BioScrip, Inc. a community pharmacy and specialty drug company and of Vital Signs, Inc., a manufacturer of medical products.

Vote Required

The five nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

The following table provides information concerning compensation paid to or earned during 2003, 2004 and 2005 by our (i) chief executive officer during 2005, (ii) two executive officers who were serving as executive officers of the Company at December 31, 2005 and (iii) our former Chief Financial Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Shares of
				Other	Restricted	Common Stock
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name	Year	($)	($)	(1)($)	($)	(#)	(2)(4)($)
Kenneth H. Traub	2005	400,000	225,000	10,343	—	50,000	6,930
President and Chief	2004	327,818	190,000	10,560	—	—	6,584
Executive Officer	2003	318,270	140,000	9,609	—	200,000	5,973
Salvatore F. D’Amato	2005	202,592	95,000	13,000	—	15,000	2,219
Chairman of the Board	2004	196,691	85,000	13,788	—	—	2,226
	2003	190,962	70,000	13,788	—	40,000	2,348
Mark J. Bonney (3) (4)	2005	126,244	92,000	4,900	31,000 (5)	152,500	108,087
Executive Vice President,	2004	—	—	—	—	—	—
Chief Financial Officer	2003	—	—	—	—	—	—
and Secretary
Alan Goldstein	2005	228,225	10,000	5,820	—	15,000	3,588
Vice President Finance(6)	2004	185,761	55,000	5,820	—	—	3,538
	2003	180,350	45,000	5,820	—	40,000	3,248

        (1) Other Annual Compensation in 2003, 2004 and 2005 for Messrs. Traub, D’Amato and Goldstein consisted of the use of automobiles paid for by us. Mr. Bonney receives a car allowance of $700.00 per month.

        (2) All other compensation in 2003, 2004 and 2005 includes term life insurance premiums and employer contributions to our 401(k) retirement plan paid by us for Mr. Traub of $4,830, $4,534 and $3,973, respectively and $2,100, $2,050 and $2,000, respectively; for Mr. D’Amato of $119, $176 and $348, respectively and $2,100, $2,050 and $2,000, respectively, and for Mr. Goldstein of $1,488, $1,488 and $1,248, respectively and $2,100, $2,050 and $2,000, respectively.

        (3) Mr. Bonney joined the Company on June 9, 2005 at an annual salary of $215,000.

        (4) All Other Compensation includes director’s fees of $16,462 paid to Mr. Bonney prior to his resignation from the Board in May 2005, $744 paid for term life insurance premiums and $90,881 paid to Mr. Bonney in December 2005 in connection with a cash buyout of the value of certain stock options granted to him while a director of the Company and for which he would have been subject to adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended. The cash payment represented the difference between the aggregate fair market value on December 15, 2005 of the shares of the Company’s common stock subject to the cancelled options, being $6.45 per share, and the aggregate exercise price of the cancelled options and was subject to applicable withholdings.

        (5) Represents a restricted stock grant of 5,000 shares on November 15, 2005 at a value of $6.40. The restricted stock vests in full on November 15, 2008. At December 31, 2005, Mr. Bonney held 5,000 shares of restricted stock at an aggregate dollar value of $31,000 based on the Company’s closing stock price on that date of $6.20. The restricted stock is eligible to receive dividends when and if declared.

        (6) Effective June 9, 2005, Mr. Goldstein resigned from his executive officer position as Chief Financial Officer and Secretary. Effective March 31, 2006 Mr. Goldstein resigned from all positions with the Company.

Option Grants for 2005

During 2005 the Named Executive Officers received certain stock awards under the Company’s 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and 2005 Stock Incentive Plan. The following table sets forth information with respect to option grants in 2005 to each of the Named Executive Officers.

Executive Option Grants in Last Fiscal Year

	Number of	% of Total			Potential Realizable Value
	Securities	Options			At Assumed Annual Rates
	Underlying	Granted to	Exercise or		of Stock Price Appreciation
	Options	Employees in	Base Price	Expiration	For Option Term(3)
Name	Granted(1) (#)	Fiscal Year(2)	($/share)	Date	5%($)	10%($)
Kenneth H. Traub	50,000	12.16%	2.95	1/7/15	93,000	235,000
Salvatore F. D’Amato	15,000 (a)	3.65%	2.95	1/7/15	27,900	70,500
Mark Bonney	3,334	0.81%	2.95	1/7/15	6,201	15,670
	15,500	3.77%	3.80	6/9/15	37,045	93,930
	97,000	23.59%	3.80	6/9/15	231,830	587,820
	20,000	4.86%	5.65	9/22/15	71,000	180,000
	16,666 (b)	4.05%	6.45	12/15/15	67,664	78,330
Alan Goldstein	15,000	3.65%	2.95	1/7/15	27,900	70,500

       (1) Options vest over three years with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting at the rate of 8.34% on the last day of each of the following eight quarters. Exceptions include: (a)  Vest in full on January 7, 2006 (b) Fully vested at date of grant.

       (2) Based on options to purchase 411,166 shares granted in 2005 under the 1998, 2000 and 2005 Stock Incentive Plans.

       (3) These amounts represent assumed rates of appreciation in the price of the Company’s common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the term of the $2.95, $3.80, $5.65 and the $6.45 stock prices on the dates of the respective grants would result in a stock price of $4.81, $6.19, $9.20 and $10.51, respectively. The 10% rate of appreciation over the term of the $2.95, $3.80, $5.65 and the $6.45 stock price on the date of the respective grants would result in a stock price of $7.65, $9.86, $14.65 and $16.73, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

2005 Year-End Option Values

The following table provides information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2005. No options were exercised in 2005 by the Named Executive Officers.

	Shares of Common Stock Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth H. Traub	902,084	122,916	$3,948,222	$385,434
Salvatore F. D’Amato	365,000	15,000	$1,489,644	$48,750
Mark J. Bonney	16,666	145,834	—	$243,800
Alan Goldstein	198,625	29,375	$812,363	$75,506

       (1) Based on the difference between $6.20, which was the closing price per share on December 31, 2005, and the exercise price per share of the options.

What committees has the Board of Directors established?

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are currently Jordan S. Davis (Chairman) and Fred J. Levin. All of the members of our Audit Committee are independent within the meaning of Section 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our Board of Directors has determined that there is no audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mark J. Bonney served as our audit committee financial expert until June 9, 2005 at which time he resigned from our Board of Directors and became our Chief Financial Officer. Our Board of Directors believes that the current members of our Audit Committee are qualified to serve based on their collective experience and background. Our Board of Directors originally adopted a written charter for our Audit Committee on August 4, 2000, and adopted an amended and restated written charter on April 28, 2003 which was filed with the proxy statement for our 2003 annual meeting of stockholders. The Audit Committee’s amended and restated charter provides that the Audit Committee shall be comprised of no more than five and no less than three members. Our Audit Committee is currently comprised of only two members. Mr. Robbins, if elected to our Board of Directors, will be appointed to serve on our Audit Committee as its third member and financial expert.

The Audit Committee recommends to the Board of Directors the appointment of our independent registered public accounting firm. The Audit Committee also discusses and reviews, with our independent registered public accounting firm, the scope and results of the annual audit. During 2005, our Audit Committee met nine times.

Our Board of Directors has established a Compensation Committee. The Compensation Committee advises our Board of Directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and 2005 Stock Incentive Plan. The Compensation Committee is currently composed of Messrs. Levin (Chairman) and Davis. During 2005, our Compensation Committee met four times.

How often did the Board of Directors meet during fiscal 2005?

During the fiscal year ended December 31, 2005, our Board of Directors met ten times. Each director attended at least 75% of the meetings of the Board of Directors when he was a director.

What is our policy regarding director attendance at annual meetings of stockholders?

It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings. All of our directors attended the 2005 annual meeting of stockholders.

How are directors compensated?

Each member of the board of directors who is not an employee of ABNH will receive compensation of $12,000 per year for serving on the board of directors. Each of these directors will also receive $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. We also will reimburse directors for any expenses incurred in attending meetings of the board of directors and the committees thereof. Upon their initial election to the board of directors, each non-employee board member is granted options to purchase 25,000 shares of our common stock. Such options are exercisable at the fair market value of the common stock at the date of grant. These options become vested and exercisable for up to 20% of the total option shares upon the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully exercisable at the end of the fifth year. In addition, directors may, from time to time, receive additional grants of options to purchase shares of our common stock as determined by our board of directors.

On January 7, 2005 the board of directors adopted a policy to increase the compensation paid to directors who are not employees of ABNH. Under the new policy, in addition to the compensation described above, each director who is not an employee of ABNH will automatically receive an option to purchase 5,000 shares of our common stock at the first meeting of the board of directors of each calendar year. Such options are exercisable at the fair market value on the date of the grant and will become vested and exercisable over a period of three years. In addition, the chairman of each committee of the Board of Directors will receive an additional annual fee of $6,000.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the board of directors advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our Stock Incentive Plans. This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Chief Executive Officer Compensation

The Compensation Committee reviews the compensation arrangements for our Chief Executive Officer at least annually, typically in the fourth and/or first quarter of the fiscal year. In March 2005, we entered into an Amended and Restated Employment Agreement with Mr. Traub, which is described above. In determining whether to enter into the Amended and Restated Employment Agreement with Mr. Traub, and the compensation arrangements thereunder, the Compensation Committee considered the terms of his original employment agreement, as amended, his leadership of the Company, our financial and operational performance during the preceding year, competitive pay practices, and Mr. Traub’s individual performance and contributions to us. The Compensation Committee believes that Mr. Traub provides strong leadership to us and has been instrumental in improving our financial, operating and strategic position.

In making its compensation decisions with respect to Mr. Traub for 2005, the Compensation Committee exercised its discretion and judgment based on the above factors, relying both on qualitative and quantitative criteria and results. The Compensation Committee, together with Mr. Traub, established both quantifiable and qualitative objectives at the beginning of 2005 and weighted each of these objectives according to their importance to 2005 and future years. As part of its review of executive compensation, the Compensation Committee periodically reviews data on CEO compensation provided by independent compensation consultants. In fiscal 2005, Mr. Traub’s salary was $400,000. The Amended and Restated Employment Agreement with Mr. Traub provides for a target annual bonus of $100,000, and further provides that the actual bonus may be more or less than the target based on the Compensation Committee’s reasonable assessment of the Executive’s performance against the agreed upon objectives. Mr. Traub was paid a total year-end discretionary bonus of $225,000 based on the Compensation Committee’s evaluation of his and the Company’s performance for the year as compared to the objectives set at the beginning of the year.

ABNH’S General Compensation Policy for Executive Officers

The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation packages that are designed to retain key personnel, motivate executives to advance our objectives and reward contributions to our operational and financial performance. It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon our performance as well as upon each executive officer’s own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements: (1) base salary which is designed primarily to be competitive with salary levels in the industry; (2) cash bonuses which reflect the achievement of qualitative and quantitative objectives and goals which are established at the beginning of each year; and (3) long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our stockholders.

Factors.   The principal factors (together with the factors specified above with respect to Mr. Traub) that the Compensation Committee considered with respect to each executive officer’s compensation for fiscal 2005 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

Base Salary.   The base salary for each executive officer is specified in his respective employment agreement and was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and outside the industry and internal and external base salary comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee and the board of directors believed appropriate.

Bonus.   Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. In determining bonuses, the Compensation Committee considers factors such as relative performance of ABNH during the year and the individual’s contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him.

Long-Term Incentive Compensation.   Long-term incentives are provided through grants of stock options and restricted shares. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage ABNH from the perspective of an owner with an equity stake. Each stock option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. Each option generally becomes exercisable in installments over a three or four-year period. Restricted shares are immediately issued and outstanding with full voting rights as of the grant date but may not be sold or otherwise transferred by the executive until the restriction lapses three years from the grant date, Therefore, the option or restricted share grant will provide a return to the executive officer only if the executive officer remains employed by ABNH during the vesting period of the options or restriction period of the restricted shares. Additionally, stock options will only provide a return to the executive if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer’s current position with ABNH, the size of comparable awards made to individuals in similar positions and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of unvested stock options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option or restricted stock holdings of our executive officers.

Internal Revenue Code Limits on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2005, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interest of ABNH and its stockholders.

THE COMPENSATION COMMITTEE

Fred J. Levin
Jordan S. Davis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Levin and Davis. None of the members of our Compensation Committee is or has been an officer or employee of ABNH. No interlocking relationships exist between the board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

We entered into an amended employment agreement with Kenneth H. Traub in March 2005 for an initial term of one year, which renews automatically for successive one year terms, unless we give at least 60 days written notice prior to the end of the current term. The agreement provides for an annual base salary of $400,000 in 2005, to be increased by not less than 3% per year upon renewal and further provides that, if we do not renew his employment agreement, Mr. Traub will receive severance equal to two times his annual salary and bonus. Additionally, Mr. Traub is eligible to receive annual bonuses based on the Compensation Committee’s assessment of Mr. Traub’s performance for the prior year based on agreed-upon performance objectives. The target annual bonus is $100,000 although any actual bonus may be more or less than such amount. In the event of Mr. Traub’s termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement, we are generally required to (1) pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of two years following such termination, (2) continue to provide employee benefits to Mr. Traub, and (3) accelerate vesting on any unvested options granted to him. Upon the termination of Mr. Traub’s employment by us following a change of control, as defined in the agreement, or Mr. Traub’s resignation for good reason following a change in control, we are required to (1) pay him a severance amount equal to two times his annual salary and bonus then in effect (or, if such termination or resignation for good reason is more than one year after such change of control, an amount equal to three times his salary and annual bonus then in effect), (2) accelerate vesting on any unvested options and any shares of restricted stock granted to Mr. Traub, and (3) to the extent such amounts are subject to excise taxes under Section 4999 of the Internal Revenue Code, provide a tax gross up to him for any additional amounts due. In connection with his employment agreement, Mr. Traub has agreed not to compete with, or solicit from, us during his term of employment and for one year thereafter and has agreed not to disclose or use our confidential information.

We entered into an employment agreement with Salvatore F. D’Amato in April 1999 for an initial term of two years, which renews upon mutual agreement for successive one year terms. As amended, the agreement provides for a base salary of $180,000 per year. Pursuant to the Agreement Mr. D’Amato is eligible to receive bonuses at the discretion of our board of directors, with a target bonus of $10,000 per quarter. The quarterly bonus is required to be paid unless the board determines otherwise based on certain factors. In the event of Mr. D’Amato’s termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, we are required to continue to pay his salary then in effect, together with any bonus that may have accrued, for the remainder of his employment term. Upon termination of Mr. D’Amato’s employment following a change of control, or Mr. D’Amato’s resignation for good reason within one year of a change of control, we are required to pay him an amount equal to his annual salary and bonus. In connection with his employment agreement, Mr. D’Amato agreed not to compete with us during his term of employment and for one year thereafter.

We entered into an employment agreement with Mark Bonney in June 2005 for an initial term of one year, which renews automatically for successive one-year terms, unless we give at least 60 days written notice prior to the end of the current term. The agreement provides for an annual base salary of $215,000 and further provides that, if we do not renew his employment agreement, Mr. Bonney will receive severance equal to six months of his current salary payable over the six-month period in accordance with customary payroll practices and we shall continue his employee benefits for such six-month period. Pursuant to the agreement, Mr. Bonney is eligible to receive bonuses at the discretion of our Board of Directors or compensation committee in consultation with our Chief Executive Officer. In connection with the agreement, we granted to Mr. Bonney options to purchase up to 112,500 shares of our common stock at an exercise price of $3.80 per share and extended the terms of options to purchase 30,000 shares of our common stock previously granted to Mr. Bonney in connection with his service as member of our board of directors. The agreement also provides that we will reimburse Mr. Bonney up to $100,000 in connection with the relocation of his residence in connection with his employment by us. In the event of Mr. Bonney’s termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement and upon his execution and delivery to us of a general release, we are required to (1) pay him his salary then in effect for a period of six months following such termination or resignation for good reason, (2) continue to provide employee benefits to Mr. Bonney and (3) permit the exercise of options granted under any of our stock option plans or other equity incentive plans which were vested on the termination date for a period of nine months thereafter. Upon termination of Mr. Bonney’s employment following a change of control, or Mr. Bonney’s resignation for good reason, as defined in the agreement, following a change of control, we are required to (1) pay him a severance amount equal to one and one-half times his annual salary and bonus then in effect (2) accelerate vesting on any unvested options or common stock granted under any of our stock option plans or other equity incentive plans, and (3) to the extent such amounts are subject to excise taxes under Section 4999 of the Internal Revenue Code, provide a tax gross up to him for any additional amounts due. In connection with his employment agreement, Mr. Bonney agreed not to compete with us during his term of employment and for one year thereafter.

We entered into an amended employment agreement with Alan Goldstein in June 2005 for a term ending on March 31, 2006 (unless terminated earlier in accordance with the agreement). Pursuant to the amended agreement Mr. Goldstein became our Vice President of Finance and resigned as our Chief Financial Officer and Secretary. As amended, the agreement provides for an annual base salary of $240,000, to be increased by not less than 3% per year in the event the term of Mr. Goldstein’s employment is extended beyond March 31, 2006. In the event that (i) prior to March 31, 2006, Mr. Goldstein is terminated by us for any reason other than for cause, as defined in the agreement, (ii) Mr. Goldstein resigns for good reason, as defined in the agreement prior to March 31, 2006 or (iii) the employment term expires on March 31, 2006 (and Mr. Goldstein has not been terminated for cause or resigned other than for good reason), upon execution and delivery to the Company of a general release, Mr. Goldstein shall be entitled to receive his salary and employee benefits for a period of nine months following the end of his employment and Mr. Goldstein’s options shall vest immediately upon the expiration of his employment and shall remain exercisable for a two year period. In connection with his employment agreement, Mr. Goldstein agreed not to compete with us during his term of employment and for one year thereafter.

Other

On June 30, 2000, we entered into a Stock Purchase Agreement (the “Agreement”) with Crane & Co., Inc. (“Crane”). Under the Agreement, we sold 3,387,720 shares of our common stock to Crane for an aggregate purchase price of $9,316,230. The Agreement also provides that our Board of Directors and our audit committee of our Board of Directors each be expanded by one position, which was filled by Douglas A. Crane, a representative of Crane. The Agreement also provides that, for as long as Crane owns at least 51% of the shares of common stock purchased under the Agreement, Crane shall be entitled to designate one director on the management slate of nominees to our Board, and that, should our Board be expanded to a number greater than six, then our Board shall be expanded by another seat, and Crane shall be entitled to nominate an additional director.

The Agreement also contains a standstill provision, whereby Crane agreed, that, among other things, neither it nor its affiliates, except as otherwise provided for in the Agreement, will acquire more than its current proportionate share of our outstanding securities. The standstill provision also provides that Crane will not offer, sell or transfer any of its voting securities of ABNH during a tender or exchange offer if such offer is opposed by our board of directors. In connection with the transaction, Crane also received the right to cause us to register Crane’s shares for public resale and the right to include such shares in any future registration of our securities, subject to certain exceptions. On November 30, 2005 we were informed by Crane & Co., Inc. of their intention to sell a portion or all of their shares in an orderly manner to institutional buyers. On November 29, 2005, Douglas Crane resigned from the Company’s Board of Directors and Crane has not appointed a replacement.

During 2000, we entered into agreements with Crane under which we rent factory space and lease employees for our facility in Dalton, MA. For the years ended December 31, 2005, 2004 and 2003, we paid Crane under these agreements $72,000 each year, for the rental of the factory space and $153,000, $169,000 and $162,000, respectively, for the leased employees.

COMPLIANCE WITH SECTION 16(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of their ownership and changes in their ownership of common stock. Based upon a review of the copies of the filings with the Securities and Exchange Commission and written representations from our executive officers, directors and persons who beneficially own more than 10% of our common stock, we believe that the Section 16(a) filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock in fiscal 2005 were complied with on a timely basis.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, treasurer, controller, principal accounting officer and other employees performing similar functions. The Code of Ethics for Senior Financial Officers is available on our website. We will satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of the Code of Ethics for Senior Financial Officers by either filing a Form 8-K or posting this information on our website within four business days following the date of amendment or waiver. Our website address is www.abnh.com.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendations of our independent registered public accounting firm regarding staffing needs, the scope of our annual audits, fees to be paid to our independent registered public accounting firm, the performance of our independent registered public accounting firm and our accounting practices. The Audit Committee reviews and discusses its charter each year in order to determine whether appropriate changes and/or additions need to be made to update and enhance our auditing procedures and standards. All of the members of our Audit Committee are independent within the meaning of Section 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our Board of Directors has determined that there is no audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mark J. Bonney served as our audit committee financial expert until June 9, 2005 at which time he resigned from our Board of Directors to become our Chief Financial Officer. Our Board of Directors believes that the current members of our Audit Committee are qualified to serve based on their collective experience and background. Our Board of Directors originally adopted a written charter for our Audit Committee on August 4, 2000, and adopted a revised written charter on April 28, 2003.

The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls, the independent registered public accounting firm’ quality controls and the continuity of its audit team. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. Our Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Our Audit Committee reviewed our financial statements with our Board of Directors and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm during the 2005 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. After reviewing and discussing the financial statements, our Audit Committee recommended that they be included in our annual report on Form 10-K for the year ended December 31, 2005.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee
Jordan S. Davis, Chairman
Fred J. Levin

AUDIT FEES

PricewaterhouseCoopers, LLP, our independent registered public accounting firm for 2005 and Ernst & Young LLP, our independent registered public accounting firm for 2004 were paid for audit and other services rendered as set forth below.

Audit Fees

2005 Fiscal Year	PricewaterhouseCoopers, LLP	Ernst & Young LLP
Audit Fees	$253,000	$25,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	13,000
Total Fees for the Year Ended December 31, 2005	$253,000	$38,000

2004 Fiscal Year	Ernst & Young LLP
Audit Fees	$245,400
Audit-Related Fees	—
Tax Fees	2,000
All Other Fees	—
Total Fees for the Year Ended December 31, 2004.	$247,400

Tax fees for 2005 and 2004 pertained to reviews of our federal and state tax returns.

The Audit Committee concluded that provision of these services is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All “Audit Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, our Board of Directors has appointed PricewaterhouseCoopers, LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006.

A representative of PricewaterhouseCoopers, LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

Information Regarding Change of Independent Registered Public Accounting Firm

On April 27, 2005, Ernst & Young LLP (“Ernst & Young”) notified us that it would be resigning as our independent auditors upon completion of their SAS No. 100 review for the quarter ended March 31, 2005. Ernst & Young subsequently completed its SAS No. 100 review and by letter dated May 17, 2005 confirmed its resignation. Ernst & Young advised the Company that it was resigning because of Ernst & Young’s resource constraints, and that its resignation was not related to any matter concerning us including our selection or application of accounting policies or judgments, the scope of audit, internal controls or integrity of management.

Ernst & Young audited our financial statements for our two most recent fiscal years ended December 31, 2004.

During our two most recent fiscal years ended December 31, 2004 and for the period from January 1, 2005 through the date of resignation, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused them to make reference to the subject matter of their disagreement in their report.

During our two most recent fiscal years ended December 31, 2004 and for the period from January 1, 2005 through the date of resignation, there were no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission.

The report of Ernst & Young accompanying the audit for our two most recent fiscal years ended December 31, 2004 did not contain any adverse opinion or disclaimer or opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We provided Ernst & Young with a copy of the above disclosures on May 18, 2005, and requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter is attached as exhibit 16.1 to the Form 8-K we filed on May 20, 2005.

On, August 1, 2005 we engaged PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2005. During our fiscal years ended December 31, 2004 and 2003, and through August 1, 2005, neither we, nor anyone acting on our behalf, consulted with PricewaterhouseCoopers, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required

While stockholder ratification is not required for the selection of PricewaterhouseCoopers, LLP, as the Board of Directors is responsible for selecting our independent registered public accounting firm, we

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are submitting this selection for ratification at the annual meeting with a view toward soliciting the stockholder opinion, which will be taken into consideration in future deliberations.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining whether there is a quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR SELECTION OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

COMPARATIVE STOCK PERFORMANCE

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The graph compares our performance from December 31, 2000 through December 31, 2005, against the performance of the Russell 2000 Index and our peer group for the same period. The peer group represented in the graph includes the corporations (other than the Company) that are in the Metal Heat Treating Group and who make up our SIC Code Index, a published index of which our group code is 3398.

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers, LLP which was retained on August 1, 2005, will serve in the capacity of independent registered public accounting firm in the 2006 fiscal year. Please refer to Proposal No. 2, “Ratification of Appointment of Independent Registered Public Accounting Firm,” for more information regarding the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. A representative of PricewaterhouseCoopers, LLP is expected to be present at the meeting (either in person or by telephone) where he or she will be available to respond to appropriate questions and have the opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS FOR OUR 2007 ANNUAL STOCKHOLDERS’ MEETING
AND OTHER STOCKHOLDER COMMUNICATIONS

Stockholder Proposals

We must receive all stockholder proposals that are intended to be included in our proxy statement for our 2007 annual meeting of stockholders no later than April 27, 2007 at American Bank Note Holographics, Inc., 2 Applegate Drive, Robbinsville, New Jersey 08691, Attention: Secretary.

Stockholder Communications

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal executive office at 2 Applegate Drive, Robbinsville, New Jersey 08691. Any such communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of shares of our stock that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Other Matters

We do not know of any matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone by some of our regular employees.

By order of the Board of Directors

Mark J. Bonney
Secretary
Robbinsville, New Jersey
July 24, 2006

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AMERICAN BANK NOTE HOLOGRAPHICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 22, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Kenneth H. Traub and Mark J. Bonney, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of American Bank Note Holographics, Inc. held of record by the undersigned on July 18, 2006, at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on Tuesday, August 22, 2006 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO.2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Proposal No. 1—Election of Directors.

	☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Nominees:
™ Kenneth H. Traub ™ Salvatore F. D’Amato ™ Jordan S. Davis ™ Fred J. Levin ™ Richard L. Robbins

	INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	Proposal No.2 —Ratification of the Board of Directors’ selection of PricewaterhouseCoopers, LLP as independent registered public accounting firm.
	☐	FOR

	☐	AGAINST

	☐	ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated	, 2006

Signature

Signature if held jointly

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.